                                                                     Exhibit 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (THE "DEPOSITARY" OR "DTC") (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO.   1                                                    CUSIP NO. 224044 503

                                [Face of PRIZES]

                            COX COMMUNICATIONS, INC.

                               2,000,000 PRIZES (SM)

                  EXCHANGEABLE SUBORDINATED DEBENTURE DUE 2029

         (EXCHANGEABLE FOR CASH BASED ON VALUE OF SPRINT CORPORATION PCS
                            COMMON STOCK - SERIES 1)

         Cox Communications, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Maturity Amount in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, upon presentation and surrender of this PRIZES, on the 15th of November, 2029 (the "Maturity Date"), and to pay interest ("Basic Interest") (computed on the basis of a 360-day year of twelve 30-day months) on the Original Principal Amount from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at the rate of 7.75% per annum on the Original Principal Amount, through the November 15, 2002 Interest Payment Date, and thereafter 2.00% per year on the Original Principal Amount (as applicable, the "Basic

Interest Rate"), in each case plus any applicable Variable Interest, quarterly in arrears (Basic Interest and Variable Interest, collectively, "Quarterly Interest"), on (but not including) February 15, May 15, August 15, and November 15 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates" and each quarterly period ending on such Interest Payment Date, an "Interest Payment Period"), commencing February 15, 2000, until payment of the Maturity Amount or if redeemed earlier, the Redemption Amount or until earlier exchanged upon exercise of the Exchange Right by the Holder hereof. The Basic Interest payable on February 15, 2000 shall be
 .4425 per PRIZES.

         Payment of Basic Interest may be deferred, at the election of the Company as specified on the reverse hereof. Quarterly Interest payable on any Interest Payment Date shall (subject to exceptions provided in the Indenture referred to on the reverse hereof) be paid to the person in whose name this PRIZES or the PRIZES in exchange or substitution for which this PRIZES shall have been issued, shall have been registered at the close of business on February 1, May 1, August 1 or November 1 (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date whether or not a Business Day. Changes in the Contingent Principal Amount shall not affect the amount of Quarterly Interest. Additional Interest, if any, shall be distributed as specified on the reverse hereof. As of the date of original issuance hereof, one Reference Share is attributable to each PRIZES represented hereby, subject to adjustment as provided on the reverse hereof.

         Capitalized terms used on the face hereof without definition have the meaning specified on the reverse hereof.

         THE PROVISIONS OF THIS PRIZES ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This PRIZES shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Trustee under said Indenture, or a successor trustee thereunder, shall have signed the form of certificate of authentication appearing hereon.


----------------------------
(SM)   Service Mark of Merrill Lynch & Co., Inc.

                                      * * *


         IN WITNESS WHEREOF, COX COMMUNICATIONS, INC. has caused this instrument to be duly executed under its corporate seal.

Dated: November   , 1999



                                               COX COMMUNICATIONS, INC.

                                               By:



                                               --------------------------------
                                               Name:
                                               Title:


                                               --------------------------------
                                               Name:
                                               Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated pursuant to the within-mentioned Indenture.

Dated:

The Bank of New York,
as Trustee


By:
   ---------------------------------
        As Authorized Signatory

                               [Reverse of PRIZES]

                            COX COMMUNICATIONS, INC.

                  EXCHANGEABLE SUBORDINATED DEBENTURE DUE 2029

       (EXCHANGEABLE FOR CASH BASED ON THE VALUE OF SPRINT CORPORATION PCS
                            COMMON STOCK - SERIES 1)

         This PRIZES is one of a duly authorized issue of unsecured, subordinated debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which PRIZES are limited in aggregate number to 12,500,000 (or 14,375,000 if additional PRIZES are issued in connection with the exercise by the Underwriters' (as such term is defined in the Underwriting Agreement dated as of November 22, 1999 among the Company and the Underwriters named therein) of their overallotment-option in full) PRIZES and an aggregate Original Principal Amount of $1,106,250,000 (or $1,272,187,500 if the Underwriters' overallotment-option is exercised in full), all such Securities issued or to be issued under the Indenture dated as of June 27, 1995 (as may be further supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated The Bank of New York as Trustee for the PRIZES. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meaning ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This PRIZES is one of a series of the Securities designated as Exchangeable Subordinated Debentures Due 2029.

         The PRIZES are to the extent provided herein and in the Indenture, subordinate and subject in right and payment to the prior payment in full of all Senior Indebtedness, and each Holder of this PRIZES by accepting the same, agrees to and shall be bound by the provisions hereof and of Article XII of the Indenture.

         For purposes of the PRIZES, "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date hereof or incurred by the Company in the future:

         a) all of the Company's indebtedness for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time the Company acquires it;

         b) all of the Company's indebtedness evidenced by notes, debentures, bonds or other securities sold by the Company for money;

         c) all of the Company's lease obligations which are capitalized on the Company's books in accordance with generally accepted accounting principles;

         d)       all indebtedness of others of the kinds described in (a) and
                  (b) above and all lease obligations of others of the kind described in (c) above that the Company, in any manner, assumes or guarantees or that the Company in effect guarantees through an agreement to purchase, whether such agreement is contingent or otherwise; and

         e) all renewals, extensions or refundings of indebtedness of the kinds described in (a), (b) or (d) above and all renewals or extensions of leases of the kinds described in (c) or (d) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the PRIZES. The Company's senior Debt Securities issued under the Indenture shall constitute Senior Indebtedness for purposes of the PRIZES.

                  Senior Indebtedness does not include:

                  - any indebtedness of the Company or of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                  - any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary;

                  - any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); and

                  - letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by the Company or any of its Subsidiaries.

         The Maturity Amount, the Redemption Amount, Additional Interest, Variable Interest and Basic Interest on the PRIZES shall be payable at the office or agency the Company maintains for such purpose within The City and State of New York or, at the Company's option, any such payments of cash may be made by check mailed to the Holders of the PRIZES at their respective addresses set forth in the register of Holders of PRIZES. Until otherwise designated by the Company, the Company's office or agency in New York shall be the office of the Trustee maintained for such purpose. The PRIZES shall be issued in denominations of one PRIZES and integral multiples thereof.

1.       Reference Shares

         The maximum number of Reference Shares (the "Maximum Number of Reference Shares") attributable to each PRIZES shall be, initially, one share, and the minimum number of Reference Shares (the "Minimum Number of Reference Shares" and, together with the Maximum Number of Reference Shares, the "Maximum and Minimum Numbers of Reference Shares") shall be .8621 shares. On November 15, 2002 or, in the case of redemption of the PRIZES on a date which is between November 6, 2002 and November 15, 2002 (not including November 6 or November
15), on such Redemption Date, both of such numbers will be redetermined based on the sum of (i) the average of the Closing Prices (the "Average Price") of the Reference Shares attributable to each PRIZES on the 20 Trading Days preceding the fifth Business Day preceding November 15, 2002, or such Redemption Date between November 6 and November 15, 2002 (not including November 6 or November
15), and (ii) the aggregate amount of payments of Variable Interest and Additional Interest made on or prior to such date on the PRIZES. The Maximum and Minimum Numbers of Reference Shares attributable to each PRIZES on and after November 15, 2002, or on such Redemption Date between November 6 and November 15, 2002 (not including November 6 and November 15) shall be (a) one Reference Share, if such sum is less than or equal to $ 88.50, (b) .8621 Reference Shares, if such sum is greater than or equal to $ 102.66, or (c) such number of Reference Shares equal to $ 88.50 divided by such sum, if such sum is between $
88.50 and $ 102.66. Following such redetermination, the Maximum and Minimum Numbers of Reference Shares shall be identical. The Maximum and Minimum Numbers of Reference Shares, including such numbers as redetermined, are subject to dilution adjustments as described herein. The redetermination of the Maximum and Minimum Numbers of Reference Shares shall be made based on such numbers in effect immediately prior to the redetermination. References herein to the Maximum Number of Reference Shares or Minimum Numbers of Reference Shares at a particular time shall be to those numbers in effect at such time.

2.       Interest

         The Company shall pay Quarterly Interest to the Holder of this PRIZES in such amounts and at such times as specified on the face of this PRIZES. At least five (5) Business Days prior to each Interest Payment Date the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of Basic Interest per PRIZES for such quarterly period and the applicable Variable Interest, and (ii) the total Quarterly Interest due for such quarterly period on all PRIZES outstanding. "Variable Interest" means, in respect of any quarterly interest period, an amount per PRIZES equal to the full amount of any regular cash dividends paid during such period on the Maximum Number of Reference Shares attributable to each PRIZES.

         The Company shall also distribute to the Holder of each PRIZES, an amount ("Additional Interest") equal to any property, including cash (other than an amount representing Variable Interest or publicly traded equity securities, which securities shall themselves become Reference Shares), distributed on or with respect to the Maximum Number of Reference Shares attributable to each PRIZES. If any Additional Interest consists of publicly traded securities (other than equity securities), such securities shall be distributed to the Holder of each PRIZES, provided however, that no fractional units of such securities shall be distributed, and the Company shall distribute cash representing the then fair market value of such fractional units of such securities as determined in good faith by the Board of Directors. If any Additional Interest is not publicly traded securities, cash representing the then fair market value of such property (as determined in good faith by the Board of Directors) shall be distributed to the Holder of each PRIZES.

         Additional Interest shall be distributed to the Holder of each PRIZES on the twentieth (20th) Business Day (the "Additional Interest Distribution Date") after the Reference Shares Distribution Date. "Reference Shares Distribution Date" means the date on which any property, including cash, (other than an amount representing Variable Interest) distributed on or with respect to the Reference Shares shall be distributed to the holders of Reference Shares. The record date for any distribution of Additional Interest shall be the tenth
(10th) Business Day after the Reference Shares Distribution Date.

         At least five (5) Business Days prior to any Additional Interest Distribution Date, the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of Additional Interest to be distributed per PRIZES; and (ii) the total amount of Additional Interest to be distributed for all outstanding PRIZES on such Additional Interest Distribution Date. If any Additional Interest consists of any property that is not publicly traded, then at least five (5) Business Days prior to such Reference Shares Distribution Date, the Company shall deliver to the Trustee: (i) a certified copy of a Board Resolution establishing the fair market value of such property; and (ii) an Officers' Certificate setting forth (A) the total amount of cash relating to the fair market value of such property to be distributed per PRIZES, and (B) the total amount of cash relating to the fair market value of such property to be distributed for all outstanding PRIZES. In each case described above, the Company shall state in such Officers' Certificate whether it shall distribute such Additional Interest in property or cash. The Trustee shall only be responsible for distributing Additional Interest in the form of cash or global book-entry securities which are DTC eligible. The Company shall be responsible for acting as its own paying agent to make all other distributions of Additional Interest. The Company shall prepare a press release relating to any such distribution of Additional Interest to be provided to DTC for dissemination through the DTC broadcast facility.

         If Basic Interest, Variable Interest or Additional Interest is payable on a date that is not a Business Day, payment shall be made on the next Business Day (and without any interest or other payment in respect of such delay). A "Business Day" means any day that is not a

Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law to close.

         The Company shall pay interest at a rate equal to the Basic Interest Rate per annum then in effect on (i) any overdue Maturity Amount; (ii) any overdue installments of Quarterly Interest; and (iii) any overdue payments of Additional Interest based on the fair market value of such Additional Interest, in each case, without regard to any applicable grace period. Notwithstanding any other provision herein, no interest shall accrue or be payable in accordance with the immediately preceding sentence on any Deferred Basic Interest.

3.       Deferral of Interest Payments

         If no Event of Default has occurred and is continuing under the PRIZES, the Company may, on one or more occasions, defer payments of Basic Interest ("Deferred Basic Interest") for up to twenty (20) consecutive quarterly periods. Any deferral of Basic Interest may not extend beyond the Maturity Date, and the Company may not defer distributions of Additional Interest or Variable Interest.

         If the Company defers Basic Interest, the Contingent Principal Amount shall increase during each quarter by the amount of such Deferred Basic Interest (plus accrued interest thereon at the Basic Interest Rate then in effect, even if other than the Basic Interest Rate in effect when such Basic Interest accrued, compounded quarterly ("Accrued Interest") ) and the Early Exchange Ratio shall be 100% of the Maximum Number of Reference Shares for the quarter following such deferral. Once the Company has paid all Deferred Basic Interest (plus Accrued Interest), together with the Basic Interest for the then current quarterly period, the Contingent Principal Amount shall decrease by the amount of the payment of such Deferred Basic Interest (plus Accrued Interest), the Early Exchange Ratio will change to 100% of the Minimum Number of Reference Shares and the Company may again defer Basic Interest as described above. The Company may only pay Deferred Basic Interest (plus Accrued Interest) on an Interest Payment Date.

         If the Company elects to defer Basic Interest for any quarterly period, the Company shall provide the Trustee with notice of such election (a "Deferral Notice") and shall prepare a press release relating to such deferral to be provided to DTC for dissemination through the DTC broadcast facility. The Deferral Notice with respect to any quarterly period shall be given to the Trustee not later than one (1) Business Day before the earlier of: (i) the Regular Record Date for the payment of Basic Interest for such quarterly period; or (ii) the date that the Company is required to give notice to the New York Stock Exchange (the "NYSE") (or any other applicable self-regulatory organization) or to the Holders of the PRIZES as of such Regular Record Date or the applicable Interest Payment Date.

         The Deferral Notice shall be in the form of an Officers' Certificate to the Trustee setting forth: (i) the period with respect to which the Company is electing to defer Basic Interest; (ii) the amount of increase of Contingent Principal Amount per PRIZES; (iii) the total amount of increase of the Contingent Principal Amount for all outstanding PRIZES; (iv) a statement that the Early Exchange Ratio will change to 100% of the Maximum Number of Reference Shares, or will continue at such rate, prospectively from such date for the following quarter; and (v) that no Event of Default has occurred and is continuing under the PRIZES. The Company shall deliver a Deferral Notice for each deferral of Basic Interest.

         If and when the Company pays all of the Deferred Basic Interest and Accrued Interest, the Company shall deliver to the Trustee an Officers' Certificate setting forth: (i) the calculation of Deferred Basic Interest and Accrued Interest owed per PRIZES; (ii) the total amount of Deferred Basic Interest and Accrued Interest owed on all outstanding PRIZES; (iii) a statement that the Early Exchange Ratio will change to 100% of the Minimum Number of Reference Shares prospectively from such date for the following quarter; (iv) the amount of decrease of the Contingent Principal Amount per PRIZES; and (v) the total amount of decrease of the Contingent Principal Amount for all outstanding PRIZES.

4.       Principal Amount

         The "Original Principal Amount" per PRIZES is equal to $88.50. The minimum amount payable upon redemption or maturity of each PRIZES (the "Contingent Principal Amount") shall be initially equal to the Original Principal Amount. The Contingent Principal Amount for each PRIZES will be increased during each quarter, based on the Contingent Principal Amount at the beginning of the Interest Payment Period, by an amount equal to interest accrued on such beginning Contingent Principal Amount at the Basic Interest Rate on the PRIZES then in effect, and, on the dates the following amounts are paid to holders of the PRIZES, will be reduced by: (a) each Basic Interest Payment made on the PRIZES, (b) any Variable Interest paid on the PRIZES, and (c) any Additional Interest paid on the PRIZES. In no event will the Contingent Principal Amount be less than zero. Notwithstanding the foregoing, in the event that the Company redeems the PRIZES on a date which is between November 6 and November 15, 2002 (not including November 6 or November 15), the Contingent Principal Amount will not be increased by an amount equal to the interest accrued on the beginning Contingent Principal Amount for the Interest Payment Period beginning on August 15, 2002.

         For purposes of the Indenture, the "principal" of a PRIZES on any day and for any purpose means the amount that is payable with respect to such PRIZES as of such date and for such purpose (including without limitation, upon any redemption at the option of the Company, upon any exchange at the option of the Holder of such PRIZES and upon the acceleration of the maturity of such PRIZES). For purposes of the Indenture, "Interest" on a PRIZES for any purpose includes Basic Interests, Variable Interest, Additional Interest and any Final Period Distribution.

         At maturity, the Holder of each PRIZES shall be entitled to receive the Maturity Amount. The "Maturity Amount" per PRIZES means the higher of: (i) the Contingent Principal Amount of the PRIZES at maturity or (ii) the sum of (1) the Current Market Value of the Maximum Number of Reference Shares on the Maturity Date attributable to each PRIZES and (2) any Deferred Basic Interest (including any Accrued Interest), plus, in the case of either (i) or (ii), the Final Period Distribution.

         "Final Period Distribution" per PRIZES means, in respect of (i) the Maturity Date, a distribution determined in accordance with clauses (2), (3) and
(4) below and (ii) the Redemption Date, a distribution determined in accordance with clauses (1), (2), (3) and (4) below. If the Redemption Date is in connection with a Rollover Offering, the distribution determined in accordance with clause (4) shall be a distribution equal to all dividends and distributions on or in respect of the Maximum Number of Reference Shares which a holder of the Maximum Number of Reference Shares on the Pricing Date would be entitled to receive.

         (1) Unless (i) the Redemption Date of the PRIZES is also an Interest Payment Date or (ii) Basic Interest has been deferred for the then current quarterly period, an amount equal to the Basic Interest Rate accrued on the Original Principal Amount from the most recent Interest Payment Date to the Redemption Date, or to the date of the next Interest Payment Date in the case of a redemption of the PRIZES on a date which is between November 6 and November 15, 2002 (not including November 6 or November 15), plus

         (2) a distribution equal to the sum of all dividends and distributions on or in respect of the Maximum Number of Reference Shares and for which the ex-date for the dividend or distribution falls during the period from the date of original issuance of the PRIZES to the most recent Interest Payment Date and which have not been distributed to holders of Reference Shares prior to the most recent Interest Payment Date, plus

         (3) a distribution equal to the sum of all dividends and distributions declared by the applicable Reference Company on or in respect of the Maximum Number of Reference Shares which a holder of Reference Shares on the latest ex-date for a dividend or distribution occurring during the period from the most recent Interest Payment Date to the date immediately preceding the first Trading Day of the Averaging Period is entitled to receive, plus

         (4) a distribution equal to the sum of, for each successive day in the Averaging Period that is anticipated on the first day of the Averaging Period to be a Trading Day, the amounts determined in accordance with the following formula:

                           E x (1 - 0.05n)
         where:

                           E  =     all dividends and distributions on or in
                                    respect of the Reference Shares which a
                                    holder of the Maximum Number of Reference
                                    Shares on the applicable day would be
                                    entitled to receive, provided that the
                                    ex-date for the dividend or distribution
                                    date that occurs on a day that is not a
                                    scheduled Trading Day shall be deemed to
                                    have occurred on the immediately preceding
                                    scheduled Trading Day; and
                           n  =     the number of scheduled Trading Days that
                                    have elapsed in the Averaging Period with the first Trading Day of the Averaging
                                    Period being counted as zero.

         The Holder of each PRIZES is only entitled to receive distributions determined in accordance with clauses (2), (3) or (4) to the extent actually distributed by the applicable Reference Company. Distributions related to cash amounts paid by the applicable Reference Company on Reference Shares as described in clauses (2), (3) or (4) before the Redemption Date or the Maturity Date, as the case may be, shall be paid on the Redemption Date or the Maturity Date, as the case may be. Distributions related to all other property distributed, or the cash value of such property, shall be distributed within twenty (20) Business Days after the Reference Shares Distribution Date.

         Upon maturity, the Company shall deliver to the Trustee an Officers' Certificate (i) informing the Trustee of the applicable Maturity Amount per PRIZES and in the aggregate for all outstanding PRIZES and the Company's calculation thereof and (ii) directing the Trustee to adjust the Trustee's records and to request DTC to adjust DTC's records.

         Notwithstanding any other provision hereof, if the Contingent Principal Amount is reduced to zero or if all of the Reference Shares cease to be outstanding, the PRIZES shall continue to remain outstanding until the Maturity Date unless the Company shall elect to earlier redeem the PRIZES, and each Holder of PRIZES will receive the Contingent Principal Amount, if any, on the Redemption Date or the Maturity Date, as applicable.

5.       Paying Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

6.       Exchange Option

         The Holder of each PRIZES shall have a right, at any time and from time to time, to exchange (an "Exchange Right") each PRIZES for an amount of cash equal to a percentage of the then Exchange Market Value of the Reference Shares (the "Early Exchange Ratio") attributable to each PRIZES. The Early Exchange Ratio at any time shall be equal to: (i) 100% of the then Exchange Market Value of the Minimum Number of Reference Shares attributable to each PRIZES or (ii) during a deferral of Basic Interest or, if the Company so elects, during the pendency of any tender or exchange offer for any of the Reference Shares, 100% of the then Exchange Market Value of the Maximum Number of Reference Shares attributable to each PRIZES. The Company shall pay the Holder of each PRIZES the amount due upon exchange as soon as reasonably practicable after such Holder delivers notice (an "Exchange Notice") to the Trustee, but in no event earlier than three Trading Days after the date of such Exchange Notice or later than fifteen (15) Trading Days after the date of such Exchange Notice.

         "Exchange Market Value" means the Closing Price on the Trading Day following the date a Holder of PRIZES delivers an Exchange Notice to the Trustee (an "Exchange Date"); provided, however, if Exchange Notices relating to more than 500,000 PRIZES have been delivered on any Exchange Date, then the Exchange Market Value shall be the average Closing Price on the five (5) Trading Days following such Exchange Date. If Exchange Notices relating to more than 500,000 PRIZES are delivered on any Exchange Date, the Trustee shall notify the Company of such fact by 6:00 p.m. New York City time on the Exchange Date, and the Company shall give notice of such fact by issuing a press release prior to 9:00 a.m. New York City time on the next Trading Day, to be provided to DTC for dissemination through the DTC broadcast facility and by providing such notice to the Trustee.

         If the PRIZES are held through DTC, the Holder of each PRIZES may exercise such Holder's Exchange Right through the relevant direct participant in DTC through the DTC ATOP system by delivering an agent's message and delivering the PRIZES of such Holder to the Trustee's DTC participant account. If the PRIZES are held in certificated form, the Holder may exercise such Exchange Right as follows: the Holder shall (i) complete and manually sign an Exchange Notice in the form available from the Trustee and deliver such Exchange Notice to the Trustee at the office maintained by the Trustee for such purpose, (ii) surrender such PRIZES to the Trustee, (iii) if required, furnish appropriate endorsement and transfer documents, and (iv) if required, pay all transfer or similar taxes.

         By 12:00 noon New York City time on each Business Day following receipt by the Trustee of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise such participant's Exchange Right and delivery of such PRIZES into the Trustee's DTC participant account or following receipt of a complete manually signed Exchange Notice and receipt of the related PRIZES from the Holder, the Trustee shall notify the Company of the amount of such PRIZES so tendered. The Company shall deliver an Officers' Certificate to the Trustee no later than one (1) Business Day after the Trading Day following the Exchange Date; provided however, if Exchange Notices relating to more than 500,000 PRIZES have been delivered on any Exchange Date, the Company shall deliver such Officers' Certificate no later than one (1) Business Day after the fifth (5th) Trading Day following such Exchange Date. Such Officers' Certificate shall set forth the amount to be paid to such tendering Holder and the date of payment of such amount (the "Exchange Payment Date"). The Company shall deposit such amount with the Trustee on the Exchange Payment Date, and upon receipt of such payment from the Company, the Trustee shall pay DTC, as soon as practicable or in the case of PRIZES that are held in certificated form, as directed by the tendering Holder.

         The date on which all of the foregoing requirements have been satisfied shall be the Redemption Date with respect to the PRIZES delivered for exchange.

7.       Redemption

         The Company may redeem, at any date (the "Redemption Date"), the PRIZES in whole but not in part (a "Redemption") at a redemption price per PRIZES (the "Redemption Amount") equal to the sum of: (i) the higher of (A) the Contingent Principal Amount per PRIZES or (B) the sum of (1) the then Current Market Value of the Maximum Number of Reference Shares on the Redemption Date (and, in the case of a Redemption Date between November 6, 2002 or November 15, 2002) (not including November 6 and November 15) on such Redemption Date) attributable to each PRIZES and (2) any Deferred Basic Interest (plus Accrued Interest) per PRIZES; plus, in the case of either (A) or (B), the Final Period Distribution; and (ii) an amount equal to $ 20.3095 per PRIZES if the Company redeems the PRIZES prior to the first quarterly Interest Payment Date on February 15, 2000; and such amount as further successively reduced by $ 1.7147 if the Company redeems the PRIZES prior to each following quarterly Interest Payment Date through the twelfth quarterly Interest Payment Date on November 15, 2002; except that no such amount referred to in clause (ii) shall be payable in the event the PRIZES are redeemed between November 6, 2002 and November 15, 2002 (not including November 6 or November 15). In addition, if the Distribution Date for any distribution of Additional Interest falls after the Redemption Date, the Company shall make such distribution on the Distribution Date.

         The "Current Market Value" (other than in the case of a Rollover Offering, as defined below) is defined in respect of: (i) the Maturity Date, as the average Closing Price per Reference Share on the twenty (20) Trading Days (the "Averaging Period") immediately prior to (but not including) the fifth
(5th) Business Day preceding the Maturity Date; and (ii) the Redemption Date, as the average Closing Price per Reference Share during the Averaging Period immediately prior to (but not including) the fifth (5th) Business Day preceding the Redemption Date; provided, however, that for purposes of determining the payment required upon Redemption in connection with a Rollover Offering, "Current Market Value" means the Closing Price per Reference Share on the Trading Day immediately preceding the date that the Rollover Offering is priced (the "Pricing Date") or, if the Rollover Offering is priced after 4:00 p.m. New York City time, on the Pricing Date, the Closing Price per Reference Share on the Pricing Date, except that if there is not a Trading Day immediately preceding the Pricing Date or (where pricing occurs after 4:00 p.m., New York City time, on the Pricing Date) if the Pricing Date is not a Trading Day, "Current Market Value" means the market value per Reference Share as of the Redemption Date as determined by a nationally recognized independent investment banking firm retained by the Company.

         A "Rollover Offering" means a refinancing of the PRIZES by way of either (i) a sale of the Reference Shares or (ii) a sale of securities that are priced by reference to the Reference Shares, in either case, by means of a completed public offering or offerings by the Company and which is expected to yield net proceeds which are sufficient to pay the Redemption Amount for all of the PRIZES. The Trustee will notify the Holders of the PRIZES if the Company elects to redeem the PRIZES in connection with a Rollover Offering not less than thirty (30) nor more than sixty (60) Business Days prior to the Redemption Date. The Company will also issue a press release prior to 4:00 p.m., New York City time, on the Business

Day immediately prior to the day on which the Closing Price of the Reference Shares is to be measured for the purpose of determining the Current Market Value in connection with a Rollover Offering. Such notice shall state that the Company is firmly committed to price the Rollover Offering, shall specify the date on which the Rollover Offering is to be priced (including whether the Rollover Offering shall be priced during trading on the Pricing Date or after the close of trading on the Pricing Date) and consequently, whether the Closing Price for the Reference Shares by which the Current Market Value shall be measured shall be the Closing Price on the Trading Day immediately preceding the Pricing Date or the Closing Price on the Pricing Date. The Company shall provide such press release to DTC for dissemination through the DTC broadcast facility.

         The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on that date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Closing Price on the basis of such quotations as it in good faith considers appropriate. To the extent that trading of Reference Shares normal way continues past 4:00 p.m., New York City time, "Closing Price" shall be deemed to refer to the price at the time that is then customary for determining the trading day's index levels for stocks traded on the primary national securities exchange or automated quotation system on which the reference shares are then traded or quoted. All references to 4:00 p.m., New York City time, in the definition of "Current Market Value" shall thereafter be deemed to refer to the then customary determination time.

         A "Trading Day" is defined as a day on which the security, the Closing Price of which is being determined, (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         In case of any Redemption (other than a Redemption in connection with a Rollover Offering), the Company shall give thirty (30) Business Days' notice to the Trustee and to the Holders of the PRIZES of such Redemption and the Redemption Date, such notice to include the issuance of a press release by the Company, which press release shall also be provided by the Company to DTC for dissemination through the DTC broadcast facility. On the fifth Business Day preceding the Redemption Date (or as soon as practicable thereafter), the Company shall provide to the Trustee an Officers' Certificate and prepare a press release to be provided to DTC for dissemination through the DTC broadcast facility. Such Officers' Certificate and press release shall set forth on a per PRIZES and an aggregate basis, (i) the Redemption Amount, (ii) the Contingent Principal Amount as of the Redemption Date, (iii) the

Current Market Value of the Reference Shares, and (iv) the Deferred Basic Interest in respect of such Redemption. The Company shall irrevocably deposit with the Trustee sufficient funds to pay the Redemption Amount on the Redemption Date. Distributions to be paid on or before the Redemption Date shall be payable to the Holders on the related dates of distribution, except to the extent such distributions are payable as part of the Final Period Distribution.

         Once notice of Redemption is given and funds are irrevocably deposited, interest on the PRIZES shall cease to accrue on and after the Redemption Date and all rights of the Holders shall cease, except for the right of such Holders to receive the Redemption Amount (but without interest on such Redemption Amount).

         If the Redemption Date is not a Business Day, then the Redemption Amount shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay).

         If the Company improperly holds or refuses to pay any Redemption Amount, interest on the PRIZES shall continue to accrue at a rate equal to the Basic Interest Rate then in effect, even if such rate is lower than the rate in effect when the amount owed originally accrued, from the original Redemption Date (the "Original Redemption Date") to the actual date of payment (the "Actual Redemption Date"). In such case, the Actual Redemption Date shall be considered the Redemption Date for purposes of calculating the Redemption Amount. The Final Period Distribution shall be deemed paid on the Original Redemption Date to the extent paid as set forth in the definition of Final Period Distribution above.

8.       Reference Share Adjustments

         For purposes hereof, "Reference Company" means Sprint Corporation, a Kansas corporation ("Sprint"), and any other issuer of a Reference Share. A "Reference Share" means, collectively (i) initially, one share of Sprint's PCS Common Stock-Series 1, par value $1.00 per share (the "Sprint PCS Stock"); (ii) and, after the date hereof, each share or fraction of a share of publicly traded equity securities received by a holder of one Reference Share in respect of such Reference Share and, to the extent that the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (A) the distribution on or in respect of a Reference Share in Reference Shares; (B) the combination of Reference Shares into a smaller number of shares or other units;
(C) the subdivision of outstanding shares or other units of Reference Shares;
(D) the conversion or reclassification of Reference Shares by issuance or exchange of other securities; (E) any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (a "Reference Company Successor"), with or into another entity (other than a merger or consolidation in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Reference Company or another corporation);
(F) any statutory exchange of securities of the Reference Company or any Reference Company Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of the Reference Company or another corporation); or (G) any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; and
(iii) any Reference Share Offer Adjustment.

         For purposes of the foregoing:

         - a conversion or redemption by Sprint of all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation shall be deemed a consolidation or merger, with the Sprint PCS Group deemed to be the Reference Company, with Sprint deemed to be the Reference Company Successor if Sprint FON stock or any other common stock of Sprint is issued in exchange for the Sprint PCS Stock or with the relevant acquiror of the Sprint PCS Group assets deemed to be the Reference Company Successor if common stock other than Sprint FON stock is issued in exchange for the Sprint PCS Stock.

         - a redemption by Sprint pursuant to Article Sixth, Section 7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS Stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed an exchange of shares of Sprint PCS Stock for shares of common stock of the relevant subsidiary or subsidiaries.

         A "Reference Share Offer" means any tender offer or exchange offer made for all or a portion of a class or series of Reference Shares of a Reference Company. A "Reference Share Offer" shall include a conversion or redemption by Sprint of less than all shares of Sprint PCS Stock pursuant to Article Sixth,
Section 7.1 of its Articles of Incorporation. If a Reference Share Offer is made, the Company shall, at its option, either: (i) during the pendency of the Reference Share Offer, change the Early Exchange Ratio to 100% of the Maximum Number of Reference Shares; or (ii) make a Reference Share Offer Adjustment.

         A "Reference Share Offer Adjustment" means, including as part of a Reference Share, each share of publicly traded equity securities, if any, deemed to be distributed on or in respect of a Reference Share as Average Transaction Consideration less the Reference Share Proportionate Reduction.

         "Average Transaction Consideration" deemed to be received by a holder of one Reference Share in a Reference Share Offer shall be equal to (i) the aggregate consideration actually paid or distributed to all holders of Reference Shares that participated in the Reference Share Offer, divided by (ii) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

         A "Reference Share Proportionate Reduction" means a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to one PRIZES calculated in accordance with the following formula:

                           R = X
                               -
                               N
         where:
                           R =      the fraction by which the number of
                                    Reference Shares of the class of Reference
                                    Shares subject to the Reference Share Offer and attributable to one PRIZES shall be reduced.

                           X = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer.

                           N = the aggregate number of Reference Shares of the class of series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

         If the Company elects to make a Reference Share Offer Adjustment, the Company will distribute as Additional Interest the Average Transaction Consideration (other than Average Transaction Consideration that is publicly traded equity securities which will themselves become Reference Shares) deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer and attributable to each PRIZES immediately prior to giving effect to the Reference Share Proportionate Reduction relating to such Reference Share Offer.

         If the Company elects to make a Reference Share Offer Adjustment, and during the pendency of the Reference Share Offer another Reference Share Offer is commenced in relation to the Reference Shares that are the subject of the then existing Reference Share Offer, the Company shall change such original election by electing to change the Early Exchange Ratio to 100% of the Maximum Number of Reference Shares during the pendency of the new Reference Share Offer, or it can continue to elect to make a Reference Share Offer Adjustment. The Company shall similarly be entitled to change such election for each further Reference Share Offer made during the pendency of any Reference Share Offer for the same class of Reference Shares. For the purposes of these adjustments, a material change to the terms of an existing Reference Share Offer will be deemed to be a new Reference Share Offer.

         If the Company elects to change the Early Exchange Ratio to 100% of the Maximum Number of Reference Shares in connection with a Reference Share Offer, no Reference Share Offer Adjustment shall be made and the Company may not change such election if any further Reference Share Offer is made.

         The Company shall give the Trustee notice of the Company's election in the event of a Reference Share Offer. The Company shall also prepare a press release and provide such press release to DTC for dissemination through the DTC broadcast facility. The Company shall give such notice no later than ten (10) Business Days before the scheduled expiration of the Reference Share Offer.

9.       Sinking Fund

         There is no provision for a sinking fund for any of the PRIZES.

10.      Acceleration of PRIZES

         If an Event of Default with respect to the PRIZES shall occur and be continuing, the Maturity Amount of all PRIZES then outstanding may be declared, or may become, due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

11.      Amount Payable Upon Bankruptcy

         Upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings in respect of the Company, Holders of the PRIZES may be entitled to a claim against the Company with respect to each PRIZES in an amount equal to the higher of: (i) the Contingent Principal Amount or (ii) the sum of
(1) the then Current Market Value (without giving effect to the provisions relating to any Rollover Offering) of the Maximum Number of Reference Shares attributable to each PRIZES and (2) any unpaid Deferred Basic Interest (including any Accrued Interest) plus, in the case of either (i) or (ii), the Final Period Distribution determined as if the date of such event were the Maturity Date of the PRIZES.

12.      Calculations in Respect of the PRIZES

         The Company shall be responsible for making all calculations required under the PRIZES including, without limitation, the determination of: (i) the Contingent Principal Amount; (ii) the Current Market Value of the Reference Shares; (iii) the Exchange Market Value of the Reference Shares; (iv) the Final Period Distribution on the PRIZES; (v) the fair market value of any property distributed on the Reference Shares; (vi) the reduced or redetermined Maximum and Minimum Numbers of Reference Shares; (vii) the Average Transaction Consideration; (viii) the composition of one Reference Share (ix) the Redemption Amount, (x) the Maturity Amount, (xi) Basic Interest, (xii) Variable Interest,
(xiii) Additional Interest; and (xiv) the amount of Accrued Interest payable upon Redemption or at Maturity of the PRIZES.

                  The Company shall make all such calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of the PRIZES. The Company shall provide a schedule of such calculations to the Trustee and the Trustee shall be entitled to rely upon the accuracy of such calculations without independent verification.

13.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended with respect to the PRIZES with the consent of the Holders of at least a majority in Original Principal Amount outstanding of the PRIZES and (ii) any default or noncompliance with any provisions applicable to the PRIZES may be waived with the consent of the Holders of a majority in principal amount outstanding of the PRIZES. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the PRIZES to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor entity of the obligations of the Company under the Indenture, or to provide for uncertificated PRIZES in addition to or in place of certificated PRIZES, or to add guarantees with respect to the PRIZES or to secure the PRIZES, or to add additional covenants or surrender any right or power conferred on the Company, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions under the Indenture as shall not adversely affect the interests of any Holders of Debt Securities, to make any change that does not adversely affect the rights of any Holder of Debt Securities, to provide for a successor or separate trustee with respect to the debt securities of one or more series, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder. Notwithstanding any other provision of this PRIZES or the Indenture, no supplemental Indenture, without the consent of the Holders of each PRIZES shall
(x) reduce the amount payable in respect of a PRIZES on exercise of an Exchange Right or change the method of calculating such amount, (y) change the time during which the Exchange Right can be exercised, or (z) amend this sentence of this paragraph 13 of the PRIZES.

14.      Discharge and Defeasance

         The Indenture contains provisions for defeasance of : (i) the entire indebtedness of the PRIZES; and (ii) certain covenants and Events of Default with respect to the PRIZES, in each case upon compliance with certain conditions set forth therein, which provisions shall not apply to the PRIZES.

15.      Transfer; Exchange

         A Holder may transfer or exchange PRIZES in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any PRIZES for a period of 15 days before an Interest Payment Date.

16.      Persons Deemed Owners

         The registered Holder of this PRIZES may be treated as the owner of it for all purposes.

17.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

18.      Defaults and Remedies

         Under the Indenture, Events of Default with respect to the PRIZES include (i) default for 30 days in payment of interest on the PRIZES; (ii) default in payment of principal of or premium on the PRIZES at Stated Maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the PRIZES and in the Indenture that are applicable to the PRIZES, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the PRIZES may declare all the PRIZES to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Debentures being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the PRIZES except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the PRIZES unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the PRIZES may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

19.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of PRIZES and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

20.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the PRIZES or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a PRIZES, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the PRIZES.

21.      Authentication

         This PRIZES shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this PRIZES.

22.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures the Company has caused CUSIP numbers to be printed on the PRIZES and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to correctness of such numbers either as printed on the PRIZES or as contained in any notice of a redemption and reliance may be placed only on the other identification numbers placed thereon. No redemption shall be affected by any defect in or omission of CUSIP numbers.

23.      Governing Law

         This PRIZES shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

         Cox Communications, Inc.
         1400 Lake Hearn Drive, N.E.
         Atlanta, GA 30319
         Attention:  Treasurer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common             UNIF GIFT MIN ACT - __________Custodian__________
TEN ENT  - as tenants by the entireties                            (Cust)           (Minor)
JT TEN   - as joint tenants with right of                       under Uniform Gifts to Minors Act
           survivorship and not as                              _________________________________
           tenants in common                                                (State)


     Additional abbreviations may also be used though not in the above list.

               ---------------------------------------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee


-------------------------------


--------------------------------------------------------------------------------
   Please Print or Type Name and Address Including Postal Zip Code of Assignee


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


the within PRIZES and all rights thereunder, hereby irrevocably constituting and _________________________ appointing attorney to transfer said PRIZES on the books of Cox Communications, Inc. with full power of substitution in the premises.

Dated:

                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within PRIZES in every particular, without alteration or enlargement or any change whatsoever.